Exhibit 23.4

CONSENT OF SIMON HARDER HOLM NIELSEN

CIC Ltd.

Airport House 2, Nikao, Rarotonga

Cook Islands

Phone: +682 70 827 (CK)/ +64 027 778 5663 (NZ), email: simon@cic.co.ck

Date: 6/26/2026

Consent to Use of Technical Report Summary under Regulation S-K Subpart 1300 Regarding

Form 10-K/A filed by Odyssey Marine Exploration, Inc. (the “Company”)

I, Simon Harder Holm Nielsen, in connection with the Company’s Amendment No. 1 to Annual Report on Form 10-K/A, to be filed on or about June 30, 2026 (together with any amendments thereof, the “Amendment”), consents to:

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the incorporation by reference by the Company and use of the technical report titled “Initial Assessment for the EL1,” with an effective date of 12/13/2025 and issue date of 2/9/2026 (the “Technical Report Summary”), that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”), that was filed as Exhibit 96.1 to and referenced in the Company’s Registration Statement on Form S-4, filed with the SEC on May 11, 2026 (together with any amendments thereof, the “Amendment”);

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the use of and references to, any extracts from or a summary of the information from the Technical Report Summary in the Amendment and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Amendment; and

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the use of my name, qualifications, professional designations, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), and technical opinions in connection with the Technical Report Summary and the Amendment.

I am responsible for the preparation of, and this consent pertains to, the Technical Report Summary. I certify that I have read the Amendment and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

/s/ SHN
Simon Harder Holm Nielsen, Dr. Scient.
Qualified Person (as defined in Regulation S-K Subpart 1300)
AusIMM Member 3126244
CIC Ltd.